UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): March 6, 2020

HOMESTREET, INC.
(Exact name of registrant as specified in its charter)

Washington	001-35424	91-0186600
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
601 Union Street, Ste. 2000, Seattle, WA 98101
(Address of principal executive offices) (Zip Code)
(206) 623-3050
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, No Par Value	HMST	Nasdaq Stock Market LLC

[ ]	Emerging growth Company

[ ]
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 12(a) of the Exchange Act.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Announcement of Appointment of Chief Financial Officer. On March 6, 2020, HomeStreet, Inc. ("HomeStreet" or the "Company") announced the appointment of John M. Michel as Executive Vice President and Chief Financial Officer for both HomeStreet and its wholly owned subsidiary, HomeStreet Bank, effective May 4, 2020. Mr. Michel will oversee all aspects of financial management for the Company. Pursuant to a previously disclosed Resignation and Settlement Agreement, the Company's current Chief Financial officer will relinquish the title effective on Mr. Michel's employment date and is expected to remain with HomeStreet to assist with the transition of that role until June 5, 2020.

Prior to accepting the offer to join HomeStreet, Mr. Michel, age 60, has been the Executive Vice President and Chief Financial officer of First Foundation, Inc. and its banking subsidiary First Foundation Bank since September 2007, and oversaw that company's initial public offering and significant growth in assets. Mr. Michel has also served as Chief Financial Officer of First Foundation Advisors since January 2009. He was Chief Financial Officer of Sunwest Bank from February 2005 to October 2006 and was Chief Financial Officer of Bank Plus Corporation and its subsidiary Fidelity Federal Bank from September 1998 to December 2001. Mr. Michel started his career as a certified public accountant (inactive) at Deloitte & Touche from 1981 to 1989. Mr. Michel holds a bachelors degree in business administration accounting from the University of Notre Dame.

In connection with his appointment, the Company will be entering into an employment agreement with Mr. Michel, the terms of which will be described in a subsequent Current Report on Form 8-K following execution of a definitive agreement.

There are no family relationships between Mr. Michel and any director or executive officer of the Company and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

On March 6, 2020, the Company issued a press release related to Mr. Michel's appointment. A copy of the press release is included as Exhibit 99.1 to this report and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits	Description
Exhibit 99.1	HomeStreet Press Release dated March 6, 2020

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 6, 2020

HomeStreet, Inc.

By:	/s/ Godfrey B. Evans
Godfrey B. Evans
Executive Vice President, Chief Administrative Officer, General Counsel and Corporate Secretary